Exhibit 31.2

CERTIFICATION

I, James Haley, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Desktop Metal, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021	By:	/s/ James Haley
James Haley
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)